Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of our report, dated March 3, 2023, relating to the consolidated financial statements of HMN Financial, Inc. and Subsidiaries, which report appears in the Annual Report on Form 10-K/A of HMN Financial, Inc. and Subsidiaries for the year ended December 31, 2023, and to the reference to us under the heading “Experts” in the joint proxy statement/prospectus.

/s/ CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Minneapolis, Minnesota

July 29, 2024